Filed Pursuant to Rule 433
                                                    Registration No.: 333-133181


                                  $300,018,000

                                 BCAP LLC TRUST
                                    2006-AA1

                        NEW ISSUE PRELIMINARY TERM SHEET

--------------------------------------------------------------------------------

                            BCAP LLC Trust, 2006-AA1
                                     Issuer

                                    BCAP LLC
                                    Depositor

                           Countrywide Home Loans Inc.
                                   Originator

                       Countrywide Home Loans Servicing LP
                                    Servicer

                              Wells Fargo Bank, NA
                                     Trustee

                              Barclays Capital Inc.
                          Sole Lead Manager/Bookrunner







                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

   The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

   The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

   The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

   The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

   The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1337454/000091412106002138/
by903095-s3a3.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

   Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Transaction Summary
-------------------

                                  $300,018,000
                            BCAP LLC Trust, 2006-AA1

                         Expected          Credit         Certificate
                          Ratings       Enhancement %       Interest      WAL (years)
Class       Size(1)    (Moody's/S&P)       (1)(2)             Rate            (5)             Collateral (6)        Certificate Type
------------------------------------------------------------------------------------------------------------------------------------
                                                         Offered Notes
------------------------------------------------------------------------------------------------------------------------------------
 A-1    $255,649,000     Aaa/AAA           15.13%           LIBOR(3)        (3.02)        Short Reset Hybrid ARMs     Super Senior
 A-2     $28,405,000     Aaa/AAA           5.70%            LIBOR(3)        (3.02)        Short Reset Hybrid ARMs    Senior Support
 M-1      $4,368,000     Aa1/AAA           4.25%            LIBOR(4)        (5.26)        Short Reset Hybrid ARMs      Subordinate
 M-2      $2,560,000     Aa2/AA+           3.40%            LIBOR(4)        (5.26)        Short Reset Hybrid ARMs      Subordinate
 M-3      $1,356,000      Aa3/AA           2.95%            LIBOR(4)        (5.26)        Short Reset Hybrid ARMs      Subordinate
 M-4      $1,054,000      A1/AA            2.60%            LIBOR(4)        (5.26)        Short Reset Hybrid ARMs      Subordinate
 M-5      $1,054,000      A2/AA-           2.25%            LIBOR(4)        (5.26)        Short Reset Hybrid ARMs      Subordinate
 M-6      $1,054,000      A3/A+            1.90%            LIBOR(4)        (5.25)        Short Reset Hybrid ARMs      Subordinate
 M-7      $1,054,000      Baa1/A           1.55%            LIBOR(4)        (5.15)        Short Reset Hybrid ARMs      Subordinate
 M-8      $1,205,000    Baa2/BBB+          1.15%            LIBOR(4)        (4.92)        Short Reset Hybrid ARMs      Subordinate
 M-9      $1,205,000     Ba1/BBB-          0.75%            LIBOR(4)        (4.48)        Short Reset Hybrid ARMs      Subordinate
M-10      $1,054,000     NR/BBB-           0.40%            LIBOR(4)        (3.53)        Short Reset Hybrid ARMs      Subordinate
------------------------------------------------------------------------------------------------------------------------------------

(1) The class sizes and related credit enhancement levels are subject to variance of +/- 5% based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.
(2) Credit enhancement for the Offered Certificates will be provided by a combination of subordination, OC, loss allocation and excess spread all as more fully described herein. The expected initial credit enhancement percentages (calculated using the Overcollateralization Target Amount) are as provided above. The initial OC level for the Offered Certificates will equal approximately 0.40% of the Cut-off Date unpaid principal balance of the mortgage loans and Overcollateralization Target Amount for the Offered Certificates will equal 0.40% of the Cut-Off Date unpaid principal balance of the mortgage loans. Excess spread will be applied to pay principal on the Certificates, resulting in a limited acceleration of the Certificates, in order to maintain the OC level at the Overcollateralization Target Amount.
(3) The Certificate Interest Rate for the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates") will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) the weighted average of the net mortgage rates on the mortgage loans, adjusted to account for any net swap payments or swap termination payments payable to the swap counterparty, and adjusted to an actual over 360-day rate. Beginning on the first Distribution Date after the first possible Optional Clean-Up Call, the margin for the Class A Certificates will increase to 2.0 times the original margin.
(4) The Certificate Interest Rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class, M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the "Class M Certificates") will be a floating rated based on the lesser of (i) One-Month LIBOR plus the related margin, and
   (ii) the weighted average of the net mortgage rates on the mortgage loans, adjusted to account for any net swap payments or swap termination payments payable to the swap counterparty, and adjusted to an actual over 360-day rate. Beginning on the first Distribution Date after the first possible Optional Clean-Up Call, the margin for the Class M Certificates will increase to 1.5 times the original margin.
(5) WALs are calculated assuming that the 10% Optional Clean-Up Call with respect to the Certificates is exercised on the earliest possible date. The WALs assume a prepayment pricing speed of 25% CPR.
(6) Pool will consist of conventional, 5/1 hybrid adjustable rate mortgages with maturities up to 30 years.

Transaction Structure

-------------------            ---------------             ------------------
|                  | Mortgage  |              | Mortgage   | BCAP LLC Trust, |
|Barclay's Bank PLC|  Loans    |  BCAP LLC    |  Loans     |     2006-AA1    |
|    (Seller)      |---------->| (Depositor)  |----------> |     (Issuer)    |
|                  |           |              |            |                 |
-------------------            ---------------             ------------------
            ^                                                |  |        |
            |                                                |  |        |
            |                                                |  |        |
            ------------------------Class R------------------   |        |
                                                                |        |
                                                                V        V
                                          ----------        -------------------
                                         |Investors|   <--------- Class A ---  |
                                          ----------        |   Certificates   |
                                                            |                  |
                                          ---------         |                  |
                                         |Investors|   <---------  Class M --- |
                                          ----------        |   Certificates   |
                                                            -------------------
                                                            Offered Certificates

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
----------------
Issuer:                  BCAP LLC Trust 2006-AA1.

Depositor:               BCAP LLC.

Originator:              Countrywide Home Loans Inc.

Servicer:                Countrywide Home Loans Servicing LP.

Trustee:                 Wells Fargo Bank, N.A.

Sole Bookrunner:         Barclays Capital Inc.

Rating Agencies:         Moody's Investors Service and Standard & Poor's.

Cut-off Date:            August 1, 2006.

Closing Date:            August 30, 2006.

Distribution Date:       25th day of each month (or the next business day),
                         commencing September 2006.

Final Distribution Date: October 25, 2036.

Offered Certificates:    The Class A-1, Class A-2, Class M-1, Class M-2,
                         Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                         Class M-8, Class M-9 and Class M-10 Certificates.

Class R Certificates:    Represent the residual interests in the REMICs.

Class CE Certificates:   The Class CE Certificates are not offered herein. The
                         Class CE Certificates will have an initial certificate principal balance of approximately $1,205,712, which is approximately equal to the required initial overcollateralization.

Due Period:              With respect to any Distribution Date, the period
                         commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:       With respect to any Distribution Date is the calendar
                         month immediately preceding the month in which such Distribution Date occurs.

Optional Clean-Up Call:  Under certain conditions as provided for in the prospectus supplement, the holder of a majority percentage interest in the Class R Certificate may repurchase each of the mortgage loans, when the aggregate principal balance of the mortgage loans as of the Cut-off Date is reduced to 10% of the aggregate principal balance of such group as of the Cut-Off Date.

Registration:            The Offered Certificates will be available in
                         book-entry form through DTC.

Denominations:           The Offered Certificates are issuable in minimum
                         denominations of an original amount of $100,000 and multiples of $1 in excess thereof.

Federal Tax Treatment:   The Offered Certificates will represent "regular
                         interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as interest rate cap contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding
                         U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered
                         Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Considerations:    The Offered Certificates generally may be purchased by,
                         on behalf of, or with plan assets of, a Plan, subject to the considerations set forth in the prospectus supplement. Plan fiduciaries should note the additional representations deemed to be made because of the Certificate Swap Agreement, which will be described under "ERISA Considerations" in the prospectus supplement relating to the Offered Certificates. In addition, the Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

SMMEA Eligibility:       The Class A-1, Class A-2, Class M-1, Class M-2, Class
                         M-3, Class M-4, and Class M-5 Certificates will be
                         "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates. You should consult you own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the Offered Certificates.

P&I Advances:            The Servicer will be obligated to advance, or cause to
                         be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from further payments of the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses.

Net Mortgage Rate:       On any mortgage loan, the then applicable mortgage rate
                         thereon minus the sum of (1) the applicable Servicing
                         Fee Rate and (2) any lender paid mortgage insurance premium rate, if applicable.

Servicing Fee:           With respect to each mortgage loan and any Distribution
                         Date, the fee payable to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the related servicing fee rate multiplied by the stated principal balance of such mortgage loan as of the first day of the related Due Period.

Servicing Fee Rate:      The Servicing Fee Rate for each mortgage loan will
                         equal 0.250% per annum prior to and including the initial Adjustment Date for that mortgage loan and 0.375% per annum after the initial Adjustment Date.

Accrual Period:          The period from and including the preceding
                         Distribution Date (or from the Closing Date with respect to the first Distribution Date) to and including the day prior to the current Distribution
                         Date.

Interest Day Count:      The trustee will calculate interest on all of the
                         classes of Certificates on an actual/360 basis and will settle flat.

Credit Enhancement for   Subordination (includes initial OC):
the Certificates:
                         Initially 15.13% for the Class A-1 Certificates, 5.70%
                         for the Class A-2 Certificates, 4.25% for the Class M-1
                         Certificates, 3.40% for the Class M-2 Certificates,
                         2.95% for the Class M-3 Certificates, 2.60% for the
                         Class M-4 Certificates, 2.25% for the Class M-5
                         Certificates, 1.90% for the Class M-6 Certificates,
                         1.55% for the Class M-7 Certificates, 1.15% for the
                         Class M-8 Certificates, 0.75% for the Class M-9
                         Certificates and 0.40% for the Class M-10 Certificates.

                         o     Overcollateralization ("OC")

                                  ->   Initial (% Orig.)     0.40%

                                  ->   OC Target (% Orig.)   0.40%

                                  ->   OC Floor (% Orig.)    0.40%

                         o Excess Spread, which will initially be equal to approximately 169 bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses on all the Certificates and to build and replenish OC as needed.

Interest Available:      For any Distribution Date is equal to: (a) the sum,
                         without duplication, of: (1) all scheduled interest on the mortgage loans due on the related due date and received by the Servicer on or prior to the related date of determination, less the related Servicing Fees and any payments made in respect of premiums on lender paid mortgage insurance, (2) all interest on prepayments on the mortgage loans, (3) all advances relating to interest in respect of the mortgage loans,
                         (4) amounts paid by the Servicer in respect of Compensating Interest, (5) the interest portion of liquidation proceeds, insurance proceeds, and condemnation proceeds of the mortgage loans received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances), and (6) the interest portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month, minus (b) (1) any Net Swap
                         Payment due to the Certificate Swap Provider and the amount of any Swap Termination Payment due to the Certificate Swap Provider (other than Defaulted Swap
                         Termination Payments)and (2) all advances made by the Servicer in respect of the mortgage loans relating to interest and certain expenses not reimbursed as of the prior due date.

Accrued Certificate      For any Distribution Date and each class of
Interest:                Certificates, interest accrued during the related
                         accrual period at the then-applicable Certificate
                         Interest Rate on the related certificate principal balance thereof immediately prior to such Distribution
                         Date, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers
                         Civil Relief Act or any similar state statute.

Certificate Interest     The Certificate Interest Rate for the Class A-1 and
Rate:                    Class A-2 Certificates (collectively, the "Class A
                         Certificates") will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) the weighted average of the net mortgage rates on the mortgage loans, adjusted to account for any Net
                         Swap Payments or Swap Termination Payments payable to the Certificate Swap Provider (other than Defaulted
                         Swap Termination Payments), and adjusted to an actual over 360-day rate. Beginning on the first Distribution
                         Date after the first possible Optional Clean-Up Call, the margin for the Class A Certificates will increase to 2.0 times the original margin.

                         The Certificate Interest Rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class, M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the "Class M Certificates") will be a floating rated based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) the weighted average of the net mortgage rates on the mortgage loans, adjusted to account for any Net Swap Payments or Swap Termination Payments payable to the Certificate Swap Provider (other than Defaulted Swap Termination Payments), and adjusted to an actual over 360-day rate. Beginning on the first Distribution Date after the first possible Optional Clean-Up Call, the margin for the Class M Certificates will increase to 1.5 times the original margin.

Compensating Interest:   With respect to any Distribution Date and any mortgage
                         loan that was subject to a principal prepayment in full or in part during the related Prepayment Period, which principal prepayment was applied to such mortgage loan prior to such mortgage loan's Due Date during such Prepayment Period, the lesser of (x) the amount of interest that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such mortgage loan and ending on the day immediately preceding such Due Date, inclusive and (y) an amount equal to one half of the lesser of (1) the related Servicing Fee payable and (2) the aggregate
                         Servicing Fee actually received by the Servicer for such Distribution Date and such mortgage loan.

Principal Remittance     For any Distribution Date, the sum of (a) the principal
Amount:                  portion of all scheduled monthly payments on the
                         mortgage loans on the related due date or received by the Servicer on or prior to the related Servicer remittance date or advanced by the Servicer for the related Servicer remittance date, (b) the principal portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month; and (c) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the mortgage loans, including, without limitation, the principal portion of liquidation proceeds, insurance proceeds and condemnation proceeds of the mortgage loans received during the Prepayment Period
                         (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances).

Principal Distribution   For any Distribution Date, the sum of (a) the Basic
Amount:                  Principal Distribution Amount with respect to such
                         Distribution Date and (b) the Extra Principal
                         Distribution Amount.

Basic Principal          With respect to any Distribution Date, the excess of
Distribution Amount:     (i) the aggregate Principal Remittance Amount for that
                         Distribution Date over (ii) the Excess
                         Overcollateralization Amount, if any, for that Distribution Date.

Excess                   With respect to any Distribution Date, the excess, if
Overcollateralization    any, of (a) the Overcollateralization Amount on that
Amount:                  Distribution Date over (b) the Overcollateralization
                         Target Amount.

Net Monthly Excess       For any Distribution Date, the excess of (x) the
Cashflow:                available funds for such Distribution Date over (y) the
                         sum for such Distribution Date of (a) the aggregate amount of Accrued Certificate Interest for the Certificates and unpaid Interest Carryforward Amount for the Class A Certificates and (b) the aggregate
                         Principal Remittance Amount used to make payments in respect of principal to the Offered Certificates and
                         (c) Net Swap Payments owed to the Certificate Swap
                         Provider (other than Defaulted Swap Termination
                         Payments).

Extra Principal         For any Distribution Date, the lesser of (i) the Total
Distribution Amount:    Monthly Excess Spread for such Distribution Date and
                        (ii) the excess, if any, of (a) the
                        Overcollateralization Target Amount over (b) the
                        Overcollateralization Amount on such Distribution Date after taking into account payments to the Offered
                        Certificates of the Principal Remittance Amount on such Distribution Date.

Overcollateralization    For any Distribution Date, the amount, if any, by which
Amount:                  (i) the aggregate principal balance of the mortgage
                         loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                         Prepayment Period, after taking into account any Realized Losses on the mortgage loans incurred during the related Prepayment Period), exceeds (ii) the aggregate principal balance of the Offered Certificates as of such Distribution Date.

Senior Enhancement       For any Distribution Date, the percentage obtained by
Percentage:              dividing (x) the sum of (i) the aggregate class
                         certificate balance of the Class M Certificates and
                         (ii) the Overcollateralization Amount (after taking into account the distributions of the Principal
                         Distribution Amount for that Distribution Date) by (y) the aggregate principal balance of the mortgage loans for that Distribution Date.

Senior Specified         11.40%
Enhancement Percentage:

Interest Carryforward    With respect to each class of Offered Certificates and
Amount:                  each Distribution Date, is the excess of: (a) Accrued
                         Certificate Interest for such class with respect to prior Distribution Dates, over (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

Stepdown Date:           The earlier to occur of (a) the date on which the
                         aggregate class certificate balance of the Class A
                         Certificates and the Class M-1 Certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in September 2009 and (ii) the first distribution date on which the Senior Enhancement
                         Percentage for the Class A Certificates (calculated for this purpose only after taking into account payments of principal applied to reduce the stated principal balance of the mortgage loans for that Distribution
                         Date but prior to any application of the Principal
                         Distribution Amount to the Certificates and principal payments from the Certificate Swap Account to the Certificates on that Distribution Date) is greater than or equal to the Senior Specified Enhancement
                         Percentage.

Trigger Event:           A "Trigger Event," with respect to each Distribution
                         Date, exists if the three-month rolling average of the percent equal to the sum of the aggregate principal balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over the sum of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds the product of 40.00% and the Senior Enhancement Percentage or if the Cumulative Loss Test has been violated.

Overcollateralization    An amount equal to 0.40% of the aggregate principal
Floor:                   balance of the mortgage loans as of the Cut-off
                         Date.

Overcollateralization    The initial OC level for the Offered Certificates will
Target Amount:           equal approximately 0.40% of the Cut-off Date unpaid
                         principal balance of the mortgage loans and the Overcollateralization Target Amount for the Offered
                         Certificates will equal 0.40% of the Cut-Off Date unpaid principal balance of the mortgage loans. On or after the date on which the aggregate class certificate balance of the Class A and Class M Certificates has been reduced to zero, the Overcollateralization Target
                         Amount will equal zero.

Cumulative Loss Test:    The Cumulative Loss Test is violated on any
                         Distribution Date if the aggregate amount of Realized
                         Losses incurred on the mortgage loans since the Cut-off
                         Date through the last day of the related Due Period divided by the aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

                         September 2008 through August 2009:  0.20% with respect to September 2008, plus an additional
                                                              1/12th of 0.25% for each month thereafter through August (2009.)
                         September 2009 through August 2010:  0.45% with respect to September 2009, plus an additional
                                                              1/12th of 0.30% for each month thereafter through August (2010.)
                         September 2010 through August 2011:  0.75% with respect to September 2010, plus an additional
                                                              1/12th of 0.35% for each month thereafter through August (2011.)
                         September 2011 through August 2012:  1.10% with respect to September 2011, plus an additional
                                                              1/12th of 0.20% for each month thereafter through August (2012.)
                         September 2012 and thereafter:       1.30% with respect to September 2012.

Priority of Payments:    Payments on the Certificates will be made on the 25th
                         day of each month (or the next business day thereafter). Interest Available will be distributed according to the following priority:

                         Interest Payments:

                         1. From Interest Available, to the Certificate Swap
                            Account, the amount of Net Swap Payment due to the Certificate Swap Provider and the amount of any Swap Termination Payment due to the Certificate Swap Provider (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) with respect to such Distribution Date,

                         2. From remaining Interest Available, on a pro rata
                            basis, to the holders of the Class A-1 and Class A-2 Certificates, respectively, any related Accrued Certificate interest and any related unpaid Interest Carryforward Amounts;

                         3. From remaining Interest Available, to the holders of
                            the Class M-1 Certificates, the Accrued Certificate Interest for such class;

                         4. From remaining Interest Available, to the holders of
                            the Class M-2 Certificates, the Accrued Certificate Interest for such class;

                         5. From remaining Interest Available, to the holders of
                            the Class M-3 Certificates, the Accrued Certificate Interest for such class;

                         6. From remaining Interest Available, to the holders of
                            the Class M-4 Certificates, the Accrued Certificate Interest for such class;

                         7. From remaining Interest Available, to the holders of
                            the Class M-5 Certificates, the Accrued Certificate Interest for such class;

                         8. From remaining Interest Available, to the holders of
                            the Class M-6 Certificates, the Accrued Certificate Interest for such class;

                         9. From remaining Interest Available, to the holders of
                            the Class M-7 Certificates, the Accrued Certificate Interest for such class;

                         10. From remaining Interest Available, to the holders
                             of the Class M-8 Certificates, the Accrued
                             Certificate Interest for such class;

                         11. From remaining Interest Available, to the holders
                             of the Class M-9 Certificates, the Accrued
                             Certificate Interest for such class;

Priority of Payments     12. From remaining Interest Available, to the holders
(cont.): of the Class M-10 Certificates, the Accrued Certificate Interest for such class;

                         13. Any remainder to be included as Net Monthly Excess
                             Cashflow as described below.

                         Principal Distributions:

                         Prior to the Stepdown Date or a Distribution Date on which a Trigger Event is in effect, an amount equal to the Principal Distribution Amount, in the following order of priority:

                         1. To the extent that interest funds are insufficient,
                            any additional amounts necessary to make a Net Swap Payment and/or a Swap Termination Payment due to the Certificate Swap Provider;

                         2. Pro rata, to the holders of the Class A-1 and Class
                            A-2 Certificates, until the certificate principal balance of each such class has been reduced to zero;

                         3. To the holders of the Class M-1, Class M-2, Class
                            M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, sequentially in that order, until the certificate principal balance of each such class has been reduced to zero;

                         4. Any remainder to be included as part of Net Monthly
                            Excess Cashflow as described below.

                         On or after the Stepdown Date and on a Distribution Date on which a Trigger Event is not in effect, an amount equal to the Principal Distribution Amount, in the following order of priority:

                         1. The Class A Principal Distribution Amount, pro rata,
                            to the holders of the Class A-1 and Class A-2 Certificates, until the certificate principal balance of each such class has been reduced to zero;

                         2. To the holders of the Class M-1 Certificates, the
                            Class M-1 Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                         3. To the holders of the Class M-2 Certificates, the
                            Class M-2 Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                         4. To the holders of the Class M-3 Certificates, the
                            Class M-3 Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                         5. To the holders of the Class M-4 Certificates, the
                            Class M-4 Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                         6. To the holders of the Class M-5 Certificates, the
                            Class M-5 Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                         7. To the holders of the Class M-6 Certificates, the
                            Class M-6 Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                         8. To the holders of the Class M-7 Certificates, the
                            Class M-7 Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                         9. To the holders of the Class M-8 Certificates, the
                            Class M-8 Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                         10. To the holders of the Class M-9 Certificates, the
                            Class M-9 Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                         11. To the holders of the Class M-10 Certificates, the
                            Class M-10 Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                         12. Any remainder to be included as part of Net Monthly
                            Excess Cashflow as described below.

Priority of Payments     Net Monthly Excess Cashflow:
(cont.):
                         With respect to any Distribution Date, any Net Monthly
                         Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Net Monthly
                         Excess Cashflow:

                         1. To the classes of Offered Certificates then entitled
                            to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under "Principal Distributions" above;

                         2. Sequentially, to the Class M-1, Class M-2, Class
                            M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in each case in an amount equal to any Interest Carryforward Amount for each such class;

                         3. Sequentially, to the Class A-1 and Class A-2
                            Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class;

                         4. Sequentially, to the Class M-1, Class M-2, Class
                            M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

                         5. Pro rata, to the Class A-1 Certificates and Class
                            A-2 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                         6. Sequentially, to the Class M-1, Class M-2, Class
                            M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, to the extent needed to pay any Net Rate Carryover for each such class;

                         7. To the Certificate Swap Account, the amount of any
                            Swap Termination Payment due to the Certificate Swap Provider under the Certificate Swap Agreement, as a result of a Defaulted Swap Termination Payment; and

                         8. To fund distributions to the holders of the Class CE
                            and R Certificates in each case in the amounts specified in the trust agreement.

Class A Principal        The Class A Principal Distribution Amount is an amount
Distribution Amount:     equal to the excess (x) of the aggregate certificate
                         principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                         88.60% and (ii) the principal balance of the Mortgage
                         Loans as of the last day of the related Due Period and
                         (B) the aggregate principal balance of the Mortgage
                         Loans as of the last day of the Due Period minus the Overcollateralization Floor.

Class M-1 Principal      The Class M-1 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess of (x) the sum of (i) the
                         aggregate certificate principal balance of the Class A
                         Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (ii) the certificate principal balance of the Class M-1
                         Certificates immediately prior to such Distribution
                         Date over (y) the lesser of (A) the product of (i) approximately 91.50% and (ii) the principal balance of the mortgage loans as of the last day of the related
                         Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related
                         Due Period minus the Overcollateralization Floor.

Class M-2 Principal      The Class M-2 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess of (x) the sum of (i) the
                         aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal
                         Distribution Amount) and (ii) the Certificate Principal
                         Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.20% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M-3 Principal      The Class M-3 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess of (x) the sum of (i) the
                         aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class
                         M-2 Principal Distribution Amount) and (ii) the
                         Certificate principal balance of the Class M-3
                         Certificates immediately prior to such Distribution
                         Date over (y) the lesser of (A) the product of (i) approximately 94.10% and (ii) the principal balance of the mortgage loans as of the last day of the related
                         Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related
                         Due Period minus the Overcollateralization Floor.

Class M-4 Principal      The Class M-4 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess of (x) the sum of (i) the
                         aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class
                         M-1, Class M-2 and Class M-3 Principal Distribution
                         Amount) and (ii) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.80% and (ii) the principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M-5 Principal      The Class M-5 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess of (x) the sum of (i) the
                         aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                         Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class
                         M-4 Principal Distribution Amount) and (ii) the certificate principal balance of the Class M-5
                         Certificates immediately prior to such Distribution
                         Date over (y) the lesser of (A) the product of (i) approximately 95.50% and (ii) the principal balance of the Mortgage Loans as of the last day of the related
                         Due Period and (B) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization
                         Floor.

Class M-6 Principal      The Class M-6 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess of (x) the sum of (i) the
                         aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 , Class M-4 and Class
                         M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class
                         M-4 and Class M-5 Principal Distribution Amount) and
                         (ii) the certificate principal balance of the Class M-6
                         Certificates immediately prior to such Distribution
                         Date over (y) the lesser of (A) the product of (i) approximately 96.20% and (ii) the principal balance of the Mortgage Loans as of the last day of the related
                         Due Period and (B) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization
                         Floor.

Class M-7 Principal      The Class M-7 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess of (x) the sum of (i) the
                         aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 , Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class
                         M-3, Class M-4, Class M-5 and Class M-6 Principal
                         Distribution Amount) and (ii) the certificate principal balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.90% and (ii) the principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M-8 Principal      The Class M-8 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess of (x) the sum of (i) the
                         aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 , Class M-4, Class M-5,
                         Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class
                         M-2, Class M-3, Class M-4, Class M-5, Class M-6 and
                         Class M-7 Principal Distribution Amount) and (ii) the certificate principal balance of the Class M-8
                         Certificates immediately prior to such Distribution
                         Date over (y) the lesser of (A) the product of (i) approximately 97.70% and (ii) the principal balance of the Mortgage Loans as of the last day of the related
                         Due Period and (B) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization
                         Floor.

Class M-9 Principal      The Class M-9 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess of (x) the sum of (i) the
                         aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 , Class M-4, Class M-5,
                         Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class
                         M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                         M-6, Class M-7 and Class M-8 Principal Distribution
                         Amount) and (ii) the certificate principal balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.50% and (ii) the principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M-10 Principal     The Class M-10 Principal Distribution Amount is an
Distribution Amount:     amount equal to the excess of (x) the sum of (i) the
                         aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 , Class M-4, Class M-5,
                         Class M-6, Class M-7, Class M-8 and Class M-9
                         Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class
                         M-4, Class M-5, Class M-6, Class M-7, Class M-8 and
                         Class M-9 Principal Distribution Amount) and (ii) the certificate principal balance of the Class M-10
                         Certificates immediately prior to such Distribution
                         Date over (y) the lesser of (A) the product of (i) approximately 99.20% and (ii) the principal balance of the Mortgage Loans as of the last day of the related
                         Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related
                         Due Period minus the Overcollateralization Floor.

Total Monthly Excess     As to any Distribution Date equals the excess, if any,
Spread:                  of (x) the interest on the mortgage loans received by
                         the Servicer on or prior to the related date of determination or advanced by the Servicer for the related Servicer remittance date, net of the Servicing
                         Fee and any payments made in respect of premium on lender paid mortgage insurance, over (y) the sum of the amount paid as interest to the Certificates at their respective interest rates and any Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap
                         Termination Payment) payable to the Certificate Swap
                         Provider.

Realized Losses:         With respect to any Distribution Date and any defaulted
                         mortgage loan, the excess of the Stated Principal
                         Balance of such defaulted mortgage loan over the liquidation proceeds allocated to principal that have been received with respect to such mortgage loan on or at any time prior to the Due Period after such mortgage loan has been liquidated.

Allocation of Losses:    After the credit enhancement provided by excess
                         cashflow and overcollateralization (if any) and interest rate support provided by Net Swap Payments paid to the trust have been exhausted, collections otherwise payable to the Class M Certificates will comprise the sole source of funds from which credit enhancement is provided to the Class A Certificates.
                         Realized losses are allocated to the Class M
                         Certificates, beginning with the Class M Certificates with the lowest distribution priority, until the class certificate balance of the Class M Certificates has been reduced to zero. If the aggregate class certificate balance of the Class M Certificates is reduced to zero, any realized losses on the mortgage loans will then be allocated to the Class A
                         Certificates, first to Class A-2 Certificates and then to the Class A-1 Certificates.

Applied Realized Loss    If on any Distribution Date, after giving effect to the
Amounts:                 distributions described above, the aggregate class
                         certificate balance of the Offered Certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class M-10, Class
                         M-9, Class M-8, Class M-7 Class M-6, Class M-5, Class
                         M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the class certificate balance of such class has been reduced to zero. After the class certificate balance of the Class M certificates has been reduced to zero, if the aggregate class certificate balance of the Class A certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balance of the Class A
                         Certificates, first to the Class A-2 Certificates and then to the Class A-1 Certificates. Any such reduction described in this paragraph is an "Applied Realized
                         Loss Amount."

                         Interest on any class of certificates, the class certificate balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the class certificate balance as so reduced unless the class certificate balance is subsequently increased due to the allocation of subsequent recoveries to the class certificate balance of such class as will be further described in "Priority of Payments - Net Monthly Excess Cashflow" above.

Unpaid Realized Loss     For any class of Offered Certificates, (x) the portion
Amount:                  of the aggregate Applied Realized Loss Amount
                         previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the class certificate balance of that class due to the allocation of Subsequent Recoveries to the class certificate balance of that class.

Subsequent Recoveries:   Unexpected recoveries received after the determination
                         by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a mortgage loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any mortgage loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Certificate Swap         On or before the closing date, the trust will enter
Agreement:               into an interest rate swap agreement with Barclays Bank
                         PLC, as Certificate Swap Provider. The trustee will be appointed to receive and distribute funds on behalf of the trust, pursuant to the Certificate Swap Agreement, and an account will be established to deposit funds so received ("Certificate Swap Account"). On each payment date, the trustee, on behalf of the trust will be obligated to make fixed payments under the Certificate
                         Swap Agreement at a rate of 5.4275% and the Certificate
                         Swap Provider will be obligated to make floating payments at one-month LIBOR (as determined pursuant to the related Certificate Swap Agreement), in each case calculated on a notional amount equal to the lesser of
                         (i) the outstanding aggregate principal balance of the mortgage loans; or (ii) the applicable scheduled notional amount for the related payment date, and adjusted to a monthly basis. With respect to each payment date, only the net amount of the two obligations will be paid by the appropriate party ("Net
                         Swap Payment").

                         To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to certificateholders will be applied to make a Net Swap Payment to the Certificate Swap Provider, and to the extent that a floating payment exceeds a fixed payment on any payment date, the Certificate Swap Provider will owe a Net Swap Payment to the trust. Any net amounts received by the trust under the Certificate Swap Agreement will be deposited in the Certificate Swap Account and applied to make payments as described in "Distributions from the Certificate Swap Account" below. The Certificate Swap Agreement will provide only temporary, limited protection against upward movements in One-Month LIBOR, and, to the extent described in this term sheet, may diminish the amount of basis risk shortfalls experienced by the Certificates during the periods the Certificate Swap Agreement is in effect, as specified in the Certificate Swap Agreement.

                         Upon early termination of either of the Certificate Swap Agreement, the trust, or the swap provider may be liable to make a Swap Termination Payment to the other party (regardless of which party has caused the termination). Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap Agreement (any such payment, a "Swap Termination Payment"). In the event that the trust is required to make a Swap Termination Payment to the Certificate Swap Provider, such amount (to the extent not paid by the trustee from any upfront payment received pursuant to any replacement Certificate Swap Agreement that may be entered into by the trust) will be paid by the trust on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the certificateholders, except for certain Swap Termination Payment resulting from an event of default or certain termination events with respect to the Certificate Swap Provider as will be further described in the prospectus supplement relating to the offering of Offered Certificates (a "Defaulted Swap Termination Payment"), for which payments by the trust to the Certificate Swap Provider will be subordinated to all distributions to the certificateholders.

Distributions from the   On or prior to each Distribution Date, following the
Certificate Swap         distributions of Net Monthly Excess Cashflow described
Account:                 under "Priority of Payments - Net Monthly Excess
                         Cashflow" above the trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

                         (1) concurrently to the holders of the Class A-1 and Class A-2 Certificates, pro rata based on their respective entitlements, any remaining Accrued Certificate Interest and Interest Carryforward Amount;

                         (2) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case in an amount equal to any remaining Accrued Certificate Interest and Interest Carryforward Amount for such class;

                         (3) concurrently, to the holders of the Class A-1 and Class A-2 Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

                         (4) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

                         (5) to the extent not paid from available funds, from the Certificate Swap Account, to pay any principal on the Class A Certificates and on the Class M Certificates, in accordance with the principal payment provisions described above (under "Priority of Payments
                         - Principal Distributions") in an amount necessary to restore the applicable Overcollateralization Target Amount as a result of current or prior Realized Losses not previously reimbursed;

                         (6) sequentially, to the holders of the Class A-1 and Class A-2 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; and

                         (7) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class.

                         Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clauses (5),
                         (6) and (7) above shall not, on any Distribution Date., exceed to cumulative amount of Realized Losses incurred on the mortgage loans as of that Distribution Date.

                         Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the trustee will distribute any remaining amount on deposit in the Certificate Swap Account to the Certificate Swap Provider, only to the extent necessary to cover any Swap Termination Payment under the Certificate Swap Agreement due to a Defaulted Swap Termination Payment payable to the Swap Counterparty with respect to such Distribution Date.

Overcollateralization    With respect to any Distribution Date will equal the
Deficiency Amount:       amount, if any, by which the Overcollateralization
                         Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance
                         Amount on such Distribution Date).

Net Rate Carryover:      If on any Distribution Date, the Certificate Interest
                         Rate for any class of Offered Certificates is based upon the Net Rate Cap, the sum of (x) the excess of (i) the amount of Accrued Certificate Interest that would otherwise have been distributable on that Distribution
                         Date had the Certificate Interest Rate not been subject to the Net Rate Cap, over (ii) the amount of Accrued
                         Certificate Interest distributable on such class of certificates on that Distribution Date based on the Net
                         Rate Cap and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates
                         (and related accrued interest at the then applicable
                         Certificate Interest Rate on that class of certificates, without giving effect to the Net Rate
                         Cap) is the "Net Rate Carryover" on those classes of certificates.

Net Rate Cap:            With respect to any Distribution Date and any class of
                         Offered Certificates, the per annum rate equal to (a) the weighted average of the Net Mortgage Rates on the mortgage loans as of the end of the prior Due Period, weighted on the basis of the stated principal balances thereof as of the end of the prior Due Period and adjusted to account for any Net Swap Payments or Swap
                         Termination Payments (other than a Defaulted Swap
                         Termination Payment) payable to the Certificate Swap
                         Provider, times (b) a fraction equal to (x) 30 divided by (y) the actual number of days in the related Accrual
                         Period.

Certificate Swap         Barclays Bank PLC ("Barclays").
Provider:

Swap Agreement Balance Schedule
-------------------------------

  Period             Date               Balance
  ------             ----               -------
     1              9/25/2006        $301,223,712.88
     2             10/25/2006        $294,566,560.10
     3             11/25/2006        $287,578,517.82
     4             12/25/2006        $280,756,194.68
     5              1/25/2007        $274,095,661.76
     6              2/25/2007        $267,593,083.27
     7              3/25/2007        $261,244,714.35
     8              4/25/2007        $255,046,898.91
     9              5/25/2007        $248,996,067.49
    10              6/25/2007        $243,088,735.28
    11              7/25/2007        $237,321,500.06
    12              8/25/2007        $231,691,040.24
    13              9/25/2007        $226,194,112.99
    14             10/25/2007        $220,827,552.34
    15             11/25/2007        $215,588,267.35
    16             12/25/2007        $210,473,240.38
    17              1/25/2008        $205,479,525.29
    18              2/25/2008        $200,604,245.81
    19              3/25/2008        $195,844,593.81
    20              4/25/2008        $191,197,827.77
    21              5/25/2008        $186,661,271.12
    22              6/25/2008        $182,232,310.76
    23              7/25/2008        $177,908,395.54
    24              8/25/2008        $173,687,034.75
    25              9/25/2008        $169,565,796.76
    26             10/25/2008        $165,542,307.57
    27             11/25/2008        $161,614,249.45
    28             12/25/2008        $157,779,359.62
    29              1/25/2009        $154,035,428.93
    30              2/25/2009        $150,380,300.63
    31              3/25/2009        $146,811,869.05
    32              4/25/2009        $143,328,078.48
    33              5/25/2009        $139,926,921.92
    34              6/25/2009        $136,606,439.96
    35              7/25/2009        $133,364,719.63
    36              8/25/2009        $130,199,893.31
    37              9/25/2009        $127,110,137.65
    38             10/25/2009        $124,093,672.56
    39             11/25/2009        $121,148,760.10
    40             12/25/2009        $118,273,703.57
    41              1/25/2010        $115,466,846.46
    42              2/25/2010        $112,726,571.57
    43              3/25/2010        $110,051,300.00
    44              4/25/2010        $107,439,490.32
    45              5/25/2010        $104,889,637.60
    46              6/25/2010        $102,400,272.63
    47              7/25/2010         $99,969,960.99
    48              8/25/2010         $97,597,302.31
    49              9/25/2010         $95,280,929.40
    50             10/25/2010         $93,019,507.46
    51             11/25/2010         $90,811,733.38
    52             12/25/2010         $88,656,334.90
    53              1/25/2011         $86,552,069.96
    54              2/25/2011         $84,497,725.93
    55              3/25/2011         $82,492,118.93
    56              4/25/2011         $80,534,093.15
    57              5/25/2011         $78,622,520.18
    58              6/25/2011         $76,756,298.36
    59              7/25/2011         $74,934,377.14

Interest Available Rate
-----------------------

Interest Available Rate: On any Distribution Date and any class of Offered
                         Certificates, the per annum rate equal to (a) the weighted average of the Net Mortgage Rates on the mortgage loans as of the end of the prior Due Period, weighted on the basis of the stated principal balances thereof as of the end of the prior Due Period, and adjusted to account for any Net Swap Payments or Swap Termination Payments payable to the trust or the Certificate Swap Provider, times (b) a fraction equal to (x) 30 divided by (y) the actual number of days in the related Accrual Period.

The information in the following table has been prepared in accordance with the following assumptions: (i) day count convention of Actual/360 is applied and
(ii) assumptions stated below. It is highly unlikely, however, that the prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

                 Static Rates     Rates at 20%                      Static Rates     Rates at 20%

                Couponcap Rate   Couponcap Rate                    Couponcap Rate   Couponcap Rate
                --------------   --------------                    --------------   --------------
   25-Sep-06        7.50400         22.23697           25-Sep-10       6.79050         21.65244
   25-Oct-06        6.77824         21.51251           25-Oct-10       6.83917         21.70574
   25-Nov-06        6.73277         21.46851           25-Nov-10       6.79478         21.66610
   25-Dec-06        6.77961         21.51686           25-Dec-10       6.84359         21.71977
   25-Jan-07        6.73417         21.47296           25-Jan-11       6.79928         21.68045
   25-Feb-07        6.73489         21.47526           25-Feb-11       6.80162         21.68789
   25-Mar-07        6.88402         21.62601           25-Mar-11       6.95392         21.84542
   25-Apr-07        6.73639         21.48005           25-Apr-11       6.80647         21.70335
   25-May-07        6.78335         21.52870           25-May-11       6.85774         21.76741
   25-Jun-07        6.73797         21.48506           25-Jun-11       6.81512         21.73802
   25-Jul-07        6.78497         21.53385           25-Jul-11       7.04781         23.70408
   25-Aug-07        6.73962         21.49033           25-Aug-11       6.98549          9.11222
   25-Sep-07        6.74048         21.49307           25-Sep-11       7.23667         11.49016
   25-Oct-07        6.78756         21.54207           25-Oct-11       7.51646         12.22336
   25-Nov-07        6.74226         21.49873           25-Nov-11       7.27714         11.83417
   25-Dec-07        6.78940         21.54789           25-Dec-11       7.52304         12.23405
   25-Jan-08        6.74413         21.50468           25-Jan-12       7.28366         11.85726
   25-Feb-08        6.74510         21.50776           25-Feb-12       7.28705         11.86277
   25-Mar-08        6.84175         21.60659           25-Mar-12       7.79332         12.68693
   25-Apr-08        6.74710         21.51416           25-Apr-12       7.29408         11.87421
   25-May-08        6.79440         21.56373           25-May-12       7.54099         12.27616
   25-Jun-08        6.74921         21.52088           25-Jun-12       7.30148         11.88624
   25-Jul-08        6.79657         21.57063           25-Jul-12       7.54883         12.28890
   25-Aug-08        6.75143         21.52793           25-Aug-12       7.30926         11.89889
   25-Sep-08        6.75257         21.53159           25-Sep-12       7.31330         11.90545
   25-Oct-08        6.80004         21.58163           25-Oct-12       7.56136         12.30926
   25-Nov-08        6.75496         21.53918           25-Nov-12       7.32170         11.91909
   25-Dec-08        6.80250         21.58942           25-Dec-12       7.57026         12.32371
   25-Jan-09        6.75746         21.54714           25-Jan-13       7.33054         11.93344
   25-Feb-09        6.75875         21.55127           25-Feb-13       7.33513         11.94089
   25-Mar-09        6.90901         21.70444           25-Mar-13       8.12624         13.22872
   25-Apr-09        6.76144         21.55985           25-Apr-13       7.34466         11.95636
   25-May-09        6.80919         21.61064           25-May-13       7.59460         12.36321
   25-Jun-09        6.76427         21.56885           25-Jun-13       7.35470         11.97264
   25-Jul-09        6.81210         21.61989           25-Jul-13       7.60525         12.38047
   25-Aug-09        6.76723         21.57830           25-Aug-13       7.36527         11.98978
   25-Sep-09        6.76877         21.58320           25-Sep-13       7.37076         11.99868
   25-Oct-09        6.81675         21.63463           25-Oct-13       7.62227         12.40807
   25-Nov-09        6.77196         21.59337           25-Nov-13       7.38217         12.01717
   25-Dec-09        6.82004         21.64507           25-Dec-13       7.63437         12.42768
   25-Jan-10        6.77531         21.60405           25-Jan-14       7.39419         12.03665
   25-Feb-10        6.77705         21.60959           25-Feb-14       7.40044         12.04677
   25-Mar-10        6.92818         21.76462           25-Mar-14       8.20045         13.34899
   25-Apr-10        6.78066         21.62109           25-Apr-14       7.41344         12.06780
   25-May-10        6.82902         21.67354           25-May-14       7.66753         12.48136
   25-Jun-10        6.78445         21.63317           25-Jun-14       7.42713         12.08996
   25-Jul-10        6.83293         21.68595           25-Jul-14       7.68205         12.50486
   25-Aug-10        6.78843         21.64585           25-Aug-14       7.44155         12.11330

Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.326%, 5.461%, 5.470%, and 5.067%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed. Reflects both payments made to and received from the Certificate Swap Provider.

Excess Spread(1)(2)
-------------------

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of 30/360 is applied, (2) prepayments on the mortgage loans will occur at the pricing prepayment assumption of 25% CPR, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

      Period           Excess Interest         Period           Excess Interest
      ------           ---------------         ------           ---------------
     25-Sep-06              1.689%            25-Sep-10              1.248%
     25-Oct-06              1.225%            25-Oct-10              1.256%
     25-Nov-06              1.219%            25-Nov-10              1.252%
     25-Dec-06              1.225%            25-Dec-10              1.260%
     25-Jan-07              1.218%            25-Jan-11              1.257%
     25-Feb-07              1.218%            25-Feb-11              1.259%
     25-Mar-07              1.238%            25-Mar-11              1.277%
     25-Apr-07              1.218%            25-Apr-11              1.264%
     25-May-07              1.225%            25-May-11              1.273%
     25-Jun-07              1.218%            25-Jun-11              1.272%
     25-Jul-07              1.225%            25-Jul-11              1.460%
     25-Aug-07              1.218%            25-Aug-11              1.445%
     25-Sep-07              1.218%            25-Sep-11              1.700%
     25-Oct-07              1.225%            25-Oct-11              1.920%
     25-Nov-07              1.218%            25-Nov-11              1.741%
     25-Dec-07              1.224%            25-Dec-11              1.926%
     25-Jan-08              1.218%            25-Jan-12              1.747%
     25-Feb-08              1.218%            25-Feb-12              1.750%
     25-Mar-08              1.231%            25-Mar-12              2.117%
     25-Apr-08              1.217%            25-Apr-12              1.756%
     25-May-08              1.224%            25-May-12              1.941%
     25-Jun-08              1.217%            25-Jun-12              1.763%
     25-Jul-08              1.224%            25-Jul-12              1.948%
     25-Aug-08              1.217%            25-Aug-12              1.770%
     25-Sep-08              1.217%            25-Sep-12              1.774%
     25-Oct-08              1.224%            25-Oct-12              1.959%
     25-Nov-08              1.217%            25-Nov-12              1.782%
     25-Dec-08              1.223%            25-Dec-12              1.966%
     25-Jan-09              1.217%            25-Jan-13              1.790%
     25-Feb-09              1.217%            25-Feb-13              1.794%
     25-Mar-09              1.237%            25-Mar-13              2.339%
     25-Apr-09              1.216%            25-Apr-13              1.802%
     25-May-09              1.223%            25-May-13              1.987%
     25-Jun-09              1.216%            25-Jun-13              1.811%
     25-Jul-09              1.223%            25-Jul-13              1.996%
     25-Aug-09              1.216%            25-Aug-13              1.821%
     25-Sep-09              1.216%            25-Sep-13              1.826%
     25-Oct-09              1.234%            25-Oct-13              2.010%
     25-Nov-09              1.230%            25-Nov-13              1.836%
     25-Dec-09              1.238%            25-Dec-13              2.020%
     25-Jan-10              1.233%            25-Jan-14              1.846%
     25-Feb-10              1.235%            25-Feb-14              1.852%
     25-Mar-10              1.255%            25-Mar-14              2.392%
     25-Apr-10              1.238%            25-Apr-14              1.863%
     25-May-10              1.246%            25-May-14              2.047%
     25-Jun-10              1.242%            25-Jun-14              1.874%
     25-Jul-10              1.250%            25-Jul-14              2.058%
     25-Aug-10              1.246%            25-Aug-14              1.886%

a. Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.326%, 5.461%, 5.470%, and 5.067%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed.

b. Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees, monthly rebates payable to borrowers, and swap payment owed to and received from the Certificate Swap Provider) less total interest on the Offered Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 12.

Sensitivity Table - To Call
---------------------------

The assumptions for the sensitivity table below are as follows:

o     The pricing prepayment assumptions as per below are applied

o     1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static

o     10% Clean Up Call is exercised

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class A-1   WAL                       7.65           5.24           3.02           2.44           2.02           1.43           1.05
            First Prin Pay               1              1              1              1              1              1              1
            Last Prin Pay              226            163             96             78             65             47             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class A-2   WAL                       7.65           5.24           3.02           2.44           2.02           1.43           1.05
            First Prin Pay               1              1              1              1              1              1              1
            Last Prin Pay              226            163             96             78             65             47             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-1   WAL                      12.98           9.00           5.26           4.43           3.95           3.55           2.90
            First Prin Pay              79             52             37             38             39             41             35
            Last Prin Pay              226            163             96             78             65             47             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-2   WAL                      12.99           9.00           5.26           4.43           3.92           3.46           2.90
            First Prin Pay              79             52             37             38             38             40             35
            Last Prin Pay              226            163             96             78             65             47             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-3   WAL                      12.98           9.00           5.26           4.43           3.90           3.42           2.90
            First Prin Pay              79             52             37             37             38             39             35
            Last Prin Pay              226            163             96             78             65             47             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-4   WAL                      12.99           9.00           5.26           4.40           3.90           3.40           2.90
            First Prin Pay              79             52             37             37             38             39             35
            Last Prin Pay              226            163             96             78             65             47             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-5   WAL                      12.99           9.00           5.26           4.40           3.90           3.40           2.90
            First Prin Pay              79             52             37             37             38             38             35
            Last Prin Pay              226            163             96             78             65             47             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-6   WAL                      12.98           8.99           5.25           4.40           3.88           3.34           2.90
            First Prin Pay              79             52             37             37             37             38             35
            Last Prin Pay              226            163             96             78             65             47             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-7   WAL                      12.77           8.82           5.15           4.31           3.78           3.28           2.90
            First Prin Pay              79             52             37             37             37             38             35
            Last Prin Pay              222            159             94             76             63             46             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-8   WAL                      12.33           8.47           4.92           4.13           3.63           3.17           2.90
            First Prin Pay              79             52             37             37             37             37             35
            Last Prin Pay              206            147             86             69             58             42             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-9   WAL                      11.41           7.75           4.48           3.77           3.33           3.07           2.90
            First Prin Pay              79             52             37             37             37             37             35
            Last Prin Pay              182            127             73             59             49             37             35

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-10  WAL                       9.08           6.00           3.53           3.17           3.07           3.07           2.90
            First Prin Pay              79             52             37             37             37             37             35
            Last Prin Pay              144             97             56             45             37             37             35

Sensitivity Table - To Maturity
-------------------------------

The assumptions for the sensitivity table below are as follows:

o     The pricing prepayment assumptions as per below are applied

o     1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static

o     10% Clean Up Call is not exercised

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class A-1   WAL                       8.05           5.64           3.31           2.67           2.21           1.57           1.13
            First Prin Pay               1              1              1              1              1              1              1
            Last Prin Pay              349            318            219            181            152            111             83

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class A-2   WAL                       8.05           5.64           3.31           2.67           2.21           1.57           1.13
            First Prin Pay               1              1              1              1              1              1              1
            Last Prin Pay              349            318            219            181            152            111             83

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-1   WAL                      13.63           9.59           5.66           4.76           4.22           3.74           3.90
            First Prin Pay              79             52             37             38             39             41             45
            Last Prin Pay              291            224            138            113             94             68             51

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-2   WAL                      13.52           9.47           5.59           4.69           4.13           3.62           3.62
            First Prin Pay              79             52             37             38             38             40             42
            Last Prin Pay              275            208            127            103             85             62             46

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-3   WAL                      13.40           9.37           5.51           4.63           4.07           3.54           3.48
            First Prin Pay              79             52             37             37             38             39             41
            Last Prin Pay              262            195            118             96             79             57             43

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-4   WAL                      13.31           9.28           5.45           4.56           4.02           3.49           3.40
            First Prin Pay              79             52             37             37             38             39             41
            Last Prin Pay              253            186            112             91             75             55             41

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-5   WAL                      13.19           9.17           5.38           4.50           3.98           3.45           3.33
            First Prin Pay              79             52             37             37             38             38             40
            Last Prin Pay              244            179            107             87             72             52             41

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-6   WAL                      13.02           9.03           5.28           4.42           3.89           3.35           3.28
            First Prin Pay              79             52             37             37             37             38             39
            Last Prin Pay              234            170            101             82             68             49             40

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-7   WAL                      12.77           8.82           5.15           4.31           3.78           3.28           3.24
            First Prin Pay              79             52             37             37             37             38             39
            Last Prin Pay              222            159             94             76             63             46             39

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-8   WAL                      12.33           8.47           4.92           4.13           3.63           3.17           3.15
            First Prin Pay              79             52             37             37             37             37             38
            Last Prin Pay              206            147             86             69             58             42             39

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-9   WAL                      11.41           7.75           4.48           3.77           3.33           3.07           3.10
            First Prin Pay              79             52             37             37             37             37             37
            Last Prin Pay              182            127             73             59             49             37             38

                                   10% CPR        15% CPR        25% CPR        30% CPR        35% CPR        45% CPR        55% CPR
                                   -------        -------        -------        -------        -------        -------        -------
Class M-10  WAL                       9.08           6.00           3.53           3.17           3.07           3.07           3.07
            First Prin Pay              79             52             37             37             37             37             37
            Last Prin Pay              144             97             56             45             37             37             37

Breakeven Analysis
------------------

                                                  Static
------------------------------------------------------------------------------------------------------------------------------
Class                     M-1       M-2       M-3       M-4       M-5       M-6       M-7        M-8         M-9       M-10
------------------------------------------------------------------------------------------------------------------------------
Rating (M/S)            Aa1/AAA   Aa2/AA+    Aa3/AA    A1/AA     A2/AA-    A3/A+     Baa1/A   Baa2/BBB+   Ba1/BBB-   NR/BBB-

Loss Severity             25%       25%       25%       25%       25%       25%       25%        25%         25%       25%
Indices                 Static     Static    Static   Static     Static   Static     Static     Static     Static     Static
Default (CDR)            10.05      8.63      7.91     7.36       6.83     6.29       5.73       5.11       4.54       4.15
Collateral Loss (%)      6.74       5.99      5.58     5.26       4.95     4.62       4.27       3.87       3.49       3.22


                                                 Forward
------------------------------------------------------------------------------------------------------------------------------
Class                     M-1       M-2       M-3       M-4       M-5       M-6       M-7        M-8         M-9       M-10
------------------------------------------------------------------------------------------------------------------------------
Rating (M/S)            Aa1/AAA   Aa2/AA+    Aa3/AA    A1/AA     A2/AA-    A3/A+     Baa1/A   Baa2/BBB+   Ba1/BBB-   NR/BBB-

Loss Severity             25%       25%       25%       25%       25%       25%       25%        25%         25%       25%
Indices                 Forward   Forward   Forward   Forward   Forward   Forward   Forward    Forward     Forward   Forward
Default (CDR)            10.02      8.60      7.89     7.33       6.80     6.26       5.70       5.08       4.51       4.13
Collateral Loss (%)      6.73       5.97      5.57     5.25       4.93     4.60       4.25       3.85       3.47       3.20

Assumptions

   Run at pricing speed assumption of 25% CPR to Maturity
   All Trigger Events Failing
   12 month lag to recovery
   "Break" is CDR that is before the first dollar of loss on the related bond Defaults are in addition to prepayments
   Servicer advances 100% principal and interest until liquidation

Collateral Stratifications
--------------------------

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
COLLATERAL TYPE                   LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
5 YEAR/1 YEAR LIBOR                     9    $6,180,864.07      2.05%    $686,762.67        360       728     7.043%     71.71%
5 YEAR/1 YEAR LIBOR/10 YEAR IO        187   128,944,865.30     42.81      689,544.73        360       706     7.114      73.81
5 YEAR/1 YEAR LIBOR/5 YEAR IO          72    45,984,434.48     15.27      638,672.70        360       703     6.971      74.16
5 YEAR/1 YEAR TREASURY                  1       440,000.00      0.15      440,000.00        360       683     6.875      57.33
5 YEAR/6 MONTH LIBOR                   11     6,473,149.92      2.15      588,468.17        358       701     7.135      69.31
5 YEAR/6 MONTH LIBOR/10 YEAR IO       175   112,608,399.78     37.38      643,476.57        358       711     7.150      74.60
5 YEAR/6 MONTH LIBOR/5 YEAR IO          1       591,999.33      0.20      591,999.33        358       641     7.250      80.00
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
RANGE OF CURRENT                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
MORTGAGE RATES (%)                LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
5.201 - 5.400                           1      $758,580.00      0.25%    $758,580.00        360       786     5.375%     80.00%
5.401 - 5.600                           1       630,000.00      0.21      630,000.00        360       767     5.500      75.00
5.601 - 5.800                           4     2,542,904.07      0.84      635,726.02        360       676     5.713      77.75
5.801 - 6.000                           6     3,113,796.00      1.03      518,966.00        360       671     5.937      76.36
6.001 - 6.200                           3     1,934,900.00      0.64      644,966.67        360       671     6.125      78.83
6.201 - 6.400                          31    21,131,568.00      7.02      681,663.48        359       714     6.333      72.26
6.401 - 6.600                          26    17,253,179.97      5.73      663,583.85        359       701     6.500      72.85
6.601 - 6.800                          64    38,336,041.73     12.73      599,000.65        359       703     6.696      70.44
6.801 - 7.000                         108    67,323,023.43     22.35      623,361.33        359       714     6.912      74.57
7.001 - 7.200                          23    17,159,821.00      5.70      746,079.17        359       696     7.125      70.41
7.201 - 7.400                          74    49,338,332.93     16.38      666,734.23        359       712     7.313      75.36
7.401 - 7.600                          29    20,618,985.00      6.85      710,999.48        359       712     7.500      75.77
7.601 - 7.800                          38    30,226,833.00     10.03      795,442.97        359       708     7.682      74.45
7.801 - 8.000                          31    20,068,845.16      6.66      647,382.10        359       695     7.925      76.51
8.201 - 8.400                           9     5,773,950.00      1.92      641,550.00        359       711     8.278      74.95
8.401 - 8.600                           7     4,503,552.59      1.50      643,364.66        359       708     8.500      75.35
8.801 - 9.000                           1       509,400.00      0.17      509,400.00        360       758     8.875      90.00
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

WEIGHTED AVERAGE: 7.104%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
RANGE OF CURRENT                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
MORTGAGE LOAN                    MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
PRINCIPAL BALANCES ($)            LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
100,000.01 - 150,000.00                 2      $254,547.43      0.08%    $127,273.72        359       635     8.119%     87.82%
200,000.01 - 250,000.00                 1       221,400.00      0.07      221,400.00        360       625     7.875      75.00
300,000.01 - 350,000.00                 2       632,501.00      0.21      316,250.50        359       718     7.188      80.00
350,000.01 - 400,000.00                 1       360,000.00      0.12      360,000.00        359       643     7.250      50.00
400,000.01 - 450,000.00                54    23,449,667.09      7.78      434,253.09        359       708     7.075      77.66
450,000.01 - 500,000.00                89    42,478,734.04     14.10      477,289.15        359       704     6.947      78.11
500,000.01 - 550,000.00                74    38,862,101.92     12.90      525,163.54        359       712     7.034      77.94
550,000.01 - 600,000.00                53    30,279,553.92     10.05      571,312.34        359       698     7.161      77.67
600,000.01 - 650,000.00                56    35,503,520.62     11.79      633,991.44        359       698     7.011      75.30
650,000.01 - 700,000.00                15    10,209,377.00      3.39      680,625.13        359       719     7.216      76.27
700,000.01 - 750,000.00                17    12,369,554.00      4.11      727,620.82        359       701     7.430      76.06
750,000.01 - 1,000,000.00              59    53,856,959.94     17.88      912,829.83        359       717     7.166      71.16
1,000,000.01 - 1,500,000.00            19    24,109,795.92      8.00    1,268,936.63        360       703     7.061      70.01
1,500,000.01 - 2,000,000.00             8    13,984,000.00      4.64    1,748,000.00        360       707     7.399      57.68
2,000,000.01 +                          6    14,652,000.00      4.86    2,442,000.00        360       727     7.077      64.51
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

AVERAGE: $660,578.32

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
RANGE OF FICO                    MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
CREDIT SCORES                     LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Not Available                           6    $5,170,254.07      1.72%    $861,709.01        359         0     6.902%     74.36%
581 - 600                               1       650,000.00      0.22      650,000.00        360       595     7.125      41.27
601 - 620                               8     6,510,091.28      2.16      813,761.41        360       613     6.975      72.68
621 - 640                              18     9,561,089.43      3.17      531,171.64        359       632     6.950      77.64
641 - 660                              45    25,349,512.77      8.42      563,322.51        359       649     7.032      75.12
661 - 680                              54    36,098,619.44     11.98      668,492.95        359       671     7.257      74.55
681 - 700                              81    56,228,222.61     18.67      694,175.59        359       690     7.070      73.14
701 - 720                              84    57,273,659.42     19.01      681,829.28        359       711     7.094      72.09
721 - 740                              53    32,502,896.11     10.79      613,262.19        359       729     7.095      77.11
741 - 760                              46    27,753,498.16      9.21      603,336.92        359       750     7.313      77.00
761 - 780                              34    23,916,428.70      7.94      703,424.37        360       770     7.110      71.70
781 - 800                              24    18,695,690.89      6.21      778,987.12        360       787     6.902      72.48
801 - 820                               2     1,513,750.00      0.50      756,875.00        360       804     7.371      76.72
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

NON-ZERO WEIGHTED AVERAGE: 708

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
DOCUMENTATION PROGRAMS            LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Reduced                               374  $250,580,354.38     83.19%    $670,000.95        359       712     7.161%     73.81%
Full                                   39    25,704,250.68      8.53      659,083.35        359       672     6.730      75.55
Alternative                            14     8,003,395.00      2.66      571,671.07        359       649     6.530      74.10
Stated Income/Stated Asset             12     7,534,023.00      2.50      627,835.25        358       705     7.156      74.12
No Income/Assets Verification          13     6,981,133.82      2.32      537,010.29        359       720     7.304      73.53
Preferred                               4     2,420,556.00      0.80      605,139.00        360       757     6.368      78.53
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
RANGE OF                          NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
ORIGINAL                            OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
LOAN-TO-VALUE RATIOS             MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
(%)                               LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
<= 50.00                               13   $12,536,999.22      4.16%    $964,384.56        359       714     7.014%     33.68%
50.01 - 55.00                           6     4,990,240.00      1.66      831,706.67        359       708     6.686      53.75
55.01 - 60.00                          12    10,954,000.00      3.64      912,833.33        359       681     7.091      58.48
60.01 - 65.00                          14    12,636,500.00      4.20      902,607.14        360       714     6.994      63.04
65.01 - 70.00                          31    27,935,319.88      9.27      901,139.35        359       708     7.038      69.09
70.01 - 75.00                          68    55,683,394.43     18.49      818,873.45        359       716     7.137      73.82
75.01 - 80.00                         300   170,865,470.92     56.72      569,551.57        359       707     7.132      79.75
80.01 - 85.00                           3     1,582,468.00      0.53      527,489.33        358       683     7.173      83.68
85.01 - 90.00                           7     3,488,323.00      1.16      498,331.86        359       690     7.136      90.00
90.01 - 95.00                           2       550,997.43      0.18      275,498.72        359       701     6.862      94.67
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

WEIGHTED AVERAGE: 74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
GEOGRAPHIC AREA                   LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
California                            244  $158,914,623.47     52.76%    $651,289.44        359       712     7.078%     74.62%
Virginia                               31    19,244,609.00      6.39      620,793.84        359       695     7.166      78.34
Florida                                27    16,574,806.00      5.50      613,881.70        360       717     7.128      76.09
Maryland                               21    11,481,221.93      3.81      546,724.85        358       689     7.370      79.64
Colorado                               15    11,270,020.00      3.74      751,334.67        359       693     7.015      70.41
Nevada                                 17    10,053,080.01      3.34      591,357.65        358       701     7.484      76.49
New York                               13     9,447,687.05      3.14      726,745.16        360       718     7.019      69.92
Arizona                                14     8,134,115.00      2.70      581,008.21        359       714     7.247      77.97
South Carolina                          3     5,607,000.00      1.86    1,869,000.00        359       698     6.892      60.05
Washington                              9     5,226,056.07      1.73      580,672.90        359       695     6.726      71.41
New Jersey                              8     4,844,442.39      1.61      605,555.30        359       681     7.168      76.95
Utah                                    6     4,749,000.00      1.58      791,500.00        359       709     7.120      50.88
Hawaii                                  4     4,515,500.00      1.50    1,128,875.00        360       743     7.425      78.13
Massachusetts                           6     3,809,979.33      1.26      634,996.56        358       707     6.962      78.23
Illinois                                8     3,788,397.43      1.26      473,549.68        360       711     6.959      74.71
North Carolina                          3     3,659,000.00      1.21    1,219,666.67        359       743     6.899      68.38
Minnesota                               2     3,367,500.00      1.12    1,683,750.00        359       696     7.096      63.51
Texas                                   4     3,324,980.00      1.10      831,245.00        360       664     6.981      76.57
Connecticut                             5     2,848,511.28      0.95      569,702.26        359       707     6.696      55.34
Georgia                                 3     2,292,105.92      0.76      764,035.31        359       690     7.069      74.97
Oregon                                  3     1,821,600.00      0.60      607,200.00        359       727     7.464      72.98
Idaho                                   3     1,556,850.00      0.52      518,950.00        359       688     7.504      71.82
Wyoming                                 1     1,474,900.00      0.49    1,474,900.00        360       721     7.125      70.00
Alabama                                 1       650,000.00      0.22      650,000.00        360       711     7.000      76.47
Ohio                                    1       580,000.00      0.19      580,000.00        360       682     7.750      80.00
Michigan                                1       531,728.00      0.18      531,728.00        360       691     6.750      72.84
Tennessee                               1       531,000.00      0.18      531,000.00        360       638     7.375      81.07
District of Columbia                    1       475,000.00      0.16      475,000.00        359       711     6.750      69.65
Montana                                 1       450,000.00      0.15      450,000.00        360       741     6.750      64.29
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Purchase                              275  $177,538,850.33     58.94%    $645,595.82        359       715     7.154%     77.29%
Refinance (rate/term)                 131    88,497,856.60     29.38      675,556.16        359       693     7.061      70.43
Refinance (cash-out)                   50    35,187,005.95     11.68      703,740.12        359       708     6.965      66.43
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Single Family Residence               257  $167,308,806.43     55.54%    $651,007.03        359       706     7.083%     73.93%
PUD Detached                          132    89,612,084.18     29.75      678,879.43        359       702     7.119      74.05
Condominium                            48    29,405,035.00      9.76      612,604.90        360       725     7.152      76.46
Two-to Four-Family                     18    14,029,364.22      4.66      779,409.12        359       727     7.195      72.06
Co-Op                                   1       868,423.05      0.29      868,423.05        359       653     6.625      32.22
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Primary Residence                     396  $258,732,536.88     85.89%    $653,364.99        359       706     7.069%     74.48%
Investment Property                    39    25,749,400.00      8.55      660,241.03        359       720     7.488      73.44
Secondary Residence                    21    16,741,776.00      5.56      797,227.43        359       721     7.059      67.55
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
351                                     1      $472,300.00      0.16%    $472,300.00        351       664     6.250%     68.51%
355                                     1       540,000.00      0.18      540,000.00        355       682     7.250      80.00
356                                    11     6,137,166.80      2.04      557,924.25        356       692     7.043      78.92
357                                    19    11,062,230.28      3.67      582,222.65        357       705     7.304      78.54
358                                    77    47,966,567.52     15.92      622,942.44        358       708     7.074      73.16
359                                    98    62,806,299.98     20.85      640,880.61        359       701     7.117      73.71
360                                   249   172,239,148.30     57.18      691,723.49        360       711     7.100      73.88
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

WEIGHTED AVERAGE: 359

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
LOAN PROGRAM                      LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
1-Year LIBOR                          268  $181,110,163.85     60.12%    $675,784.19        360       706     7.075%     73.83%
1-Year Treasury                         1       440,000.00      0.15      440,000.00        360       683     6.875      57.33
6-Month LIBOR                         187   119,673,549.03     39.73      639,965.50        358       710     7.149      74.34
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
RANGE OF GROSS                   MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
MARGINS (%)                       LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
2.101 - 2.625                         435  $288,655,771.61     95.83%    $663,576.49        359       708     7.089%     73.82%
2.626 - 3.150                           9     5,091,770.00      1.69      565,752.22        358       712     7.540      78.81
3.151 - 3.675                           8     4,781,054.42      1.59      597,631.80        358       704     7.380      79.74
4.201 - 4.725                           3     2,129,516.85      0.71      709,838.95        358       692     7.367      73.67
4.726 - 5.250                           1       565,600.00      0.19      565,600.00        356       664     7.875      80.00
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

WEIGHTED AVERAGE: 2.298%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
11/1/2010                               1      $472,300.00      0.16%    $472,300.00        351       664     6.250%     68.51%
3/1/2011                                1       540,000.00      0.18      540,000.00        355       682     7.250      80.00
4/1/2011                               11     6,137,166.80      2.04      557,924.25        356       692     7.043      78.92
5/1/2011                               19    11,062,230.28      3.67      582,222.65        357       705     7.304      78.54
6/1/2011                               77    47,966,567.52     15.92      622,942.44        358       708     7.074      73.16
7/1/2011                               98    62,806,299.98     20.85      640,880.61        359       701     7.117      73.71
8/1/2011                              218   151,675,342.30     50.35      695,758.45        360       709     7.100      74.45
9/1/2011                               31    20,563,806.00      6.83      663,348.58        360       724     7.099      69.66
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
MORTGAGE RATES (%)                LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
10.251 - 10.500                         2    $1,388,580.00      0.46%    $694,290.00        360       777     5.432%     77.73%
10.501 - 10.750                         4     2,542,904.07      0.84      635,726.02        360       676     5.713      77.75
10.751 - 11.000                         5     2,574,600.00      0.85      514,920.00        360       645     5.924      75.60
11.001 - 11.250                        12     7,002,522.00      2.32      583,543.50        360       692     6.215      74.95
11.251 - 11.500                        34    22,431,845.00      7.45      659,760.15        360       708     6.430      74.82
11.501 - 11.750                        43    26,110,227.05      8.67      607,214.58        360       699     6.686      69.00
11.751 - 12.000                        59    36,130,332.88     11.99      612,378.52        360       712     6.900      74.91
12.001 - 12.250                        38    27,038,915.00      8.98      711,550.39        359       705     7.127      73.18
12.251 - 12.500                        65    46,116,554.89     15.31      709,485.46        359       711     7.245      74.69
12.501 - 12.750                        52    38,529,047.68     12.79      740,943.22        359       708     7.377      73.59
12.751 - 13.000                        74    47,147,275.74     15.65      637,125.35        359       711     7.243      75.03
13.001 - 13.250                        30    20,149,750.01      6.69      671,658.33        359       704     7.385      71.31
13.251 - 13.500                        22    13,974,702.59      4.64      635,213.75        359       716     7.870      75.42
13.501 - 13.750                         7     3,923,600.00      1.30      560,514.29        358       723     7.673      80.00
13.751 - 14.000                         8     5,162,855.97      1.71      645,357.00        358       690     8.014      77.56
14.001 - 14.250                         1     1,000,000.00      0.33    1,000,000.00        357       737     8.250      80.00
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

WEIGHTED AVERAGE: 12.403%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
INITIAL PERIODIC RATE CAP (%)     LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
0.000                                   1      $635,200.00      0.21%    $635,200.00        357       719     6.750%     80.00%
5.000                                 318   211,417,528.70     70.19      664,835.00        360       706     7.138      74.33
6.000                                 137    89,170,984.18     29.60      650,883.10        358       713     7.027      73.21
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
SUBSEQUENT PERIODIC RATE CAP (%)  LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
No Cap                                  1      $635,200.00      0.21%    $635,200.00        357       719     6.750%     80.00%
1.000                                  49    29,867,364.85      9.92      609,538.06        358       701     7.522      77.59
2.000                                 406   270,721,148.03     89.87      666,800.86        359       708     7.059      73.60
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
RANGE OF MINIMUM                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
MORTGAGE RATES (%)                LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
2.126 - 2.250                         433  $287,660,771.61     95.50%    $664,343.58        359       708     7.087%     73.83%
2.376 - 2.500                           1       522,000.00      0.17      522,000.00        359       647     7.500      60.00
2.626 - 2.750                           5     3,082,000.00      1.02      616,400.00        357       723     7.694      75.15
2.751 - 2.875                           4     1,922,770.00      0.64      480,692.50        359       679     7.678      87.30
3.126 - 3.250                           5     3,277,054.42      1.09      655,410.88        358       700     7.424      79.63
3.376 - 3.500                           3     1,504,000.00      0.50      501,333.33        359       714     7.282      80.00
4.376 - 4.500                           1     1,000,000.00      0.33    1,000,000.00        359       681     7.500      66.67
4.501 - 4.625                           2     1,129,516.85      0.37      564,758.43        357       703     7.250      79.87
4.876 - 5.000                           1       565,600.00      0.19      565,600.00        356       664     7.875      80.00
6.376 - 6.500                           1       560,000.00      0.19      560,000.00        356       721     6.500      70.00
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

WEIGHTED AVERAGE: 2.306%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
0                                      21   $13,094,013.99      4.35%    $623,524.48        359       713     7.083%     70.04%
60                                     73    46,576,433.81     15.46      638,033.34        360       703     6.974      74.23
120                                   362   241,553,265.08     80.19      667,274.21        359       708     7.131      74.18
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

                                                                                      WEIGHTED                        WEIGHTED
                                                                                       AVERAGE   WEIGTHED  WEIGHTED   AVERAGE
                                  NUMBER      AGGREGATE     PERCENT       AVERAGE     REMAINING  AVERAGE   AVERAGE    ORIGINAL
                                    OF        PRINCIPAL        OF        PRINCIPAL     TERM TO     FICO    CURRENT    LOAN-TO-
PREPAYMENT CHARGE PERIOD         MORTGAGE      BALANCE      MORTGAGE      BALANCE     MATURITY    CREDIT   MORTGAGE    VALUE
(MONTHS)                          LOANS      OUTSTANDING      POOL      OUTSTANDING   (MONTHS)    SCORE      RATE      RATIO
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
0                                     272  $180,743,501.29     60.00%    $664,498.17        359       709     7.133%     74.18%
6                                      13     9,267,206.88      3.08      712,862.07        359       695     7.407      74.81
12                                     82    53,490,379.73     17.76      652,321.70        360       709     6.914      75.68
24                                      1       570,000.00      0.19      570,000.00        356       704     7.000      71.25
36                                     53    34,873,804.89     11.58      657,996.32        359       703     7.091      71.24
60                                     35    22,278,820.09      7.40      636,537.72        360       705     7.227      72.67
-------------------------------  --------  ---------------  --------   -------------  ---------  --------  --------   --------
Total:                                456  $301,223,712.88    100.00%    $660,578.32        359       708     7.104%     74.01%

Contact Information
-------------------

                                Barclays Capital

ABS Finance
-----------
Jay Kim                               (212) 412-7621
                                      jay.kim@barcap.com
Michael Dryden                        (212) 412-7539
                                      michael.dryden@barcap.com
Julie Park                            (212) 412-1134
                                      julie.park@barcap.com
Alison Cohen                          (212) 412-6906
                                      alison.cohen@barcap.com
Structure & Collateral
----------------------
Maggie Jiang                          (212) 412-6894
                                      maggie.jiang@barcap.com
Belinda Torres                        (212) 412-7592
                                      belinda.torres@barcap.com
Martin Akguc                          (212) 412-2442
                                      martin.akguc@barcap.com
Michele Britton                       (212) 412-7671
                                      michele.britton@barcap.com
Dan King                              (212) 412-3676
                                      daniel.king@barcap.com
Trading
-------
Rich Chung                            (212) 412-5332
                                      richard.chung@barcap.com
Steve Cozine                          (212) 412-1316
                                      steve.cozine@barcap.com

                                 Rating Agencies

Standard & Poor's
-----------------
Jonathan Hierl                        (212) 438-2555
                                      jonathan_hierl@standardandpoors.com
Justin Hansen                         (212) 438-7334
                                      justin_hansen@standardandpoors.com

Moody's
-------
Nestor Macias                         (212) 553-1456
                                      nestor.macias@moodys.com
Mark Branton                          (212) 553-4175
                                      mark.branton@moodys.com